Exhibit (p)(5)

ZIEGLER CAPITAL MANAGEMENT, LLC

CODE OF ETHICS

As Amended Through November 8, 2010

INTRODUCTION

Ziegler Capital Management, LLC (“ZCM” or the “Adviser”) is required to adopt a Code of Ethics (the “Code”) in accordance with Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”). Ziegler is also required to adopt a code of ethics in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the “1940 Act”). This Code is intended to provide guidance to Access Persons of the Adviser in the conduct of their personal investments to eliminate the possibility of securities transactions occurring that place, or appear to place, such persons in conflict with the interests of ZCM and its advisory clients.

Access Persons must acknowledge receipt of this Code, see Appendix H. Additionally, Access Persons are required to certify annually that they have read, understood and complied with this Code. See Appendix D. If you have any questions concerning this Code, please contact the Compliance Department.

A. DEFINITIONS.

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Access Person. “Access Person” means each director, officer and Advisory Person of the Adviser, as well as any ZCM employee who is involved in making security recommendations to a Client or has access to non-public information about securities recommendations, Client’s purchases or sales, or the portfolio holdings of a Fund. The names of Access Persons are shown on Appendix A, which may be amended from time to time.

•	Adviser. The “Adviser” means Ziegler Capital Management, LLC.

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Advisory Person. “Advisory Person” includes each ZCM director, officer or employee (or the directors, officers or employees of any company controlling ZCM) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities, or whose functions relate to making any recommendations with respect to such purchases or sales, for Clients. All Advisory Persons are also Access Persons and therefore must comply with all requirements applicable to Access Persons.

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Automatic Investment Plan. “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

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Beneficial Ownership. “Beneficial Ownership” has the same meaning as used in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the term applies to both debt and equity Securities. It also includes accounts of a spouse, minor children who reside in the Access Person’s home and any other relatives (parents, adult children, brothers, sisters, etc.) and any person whose investments the Access Person directs or controls, whether the person lives with the Access Person or not, as well as accounts of another person (individual, partner, corporation, trust, custodian, or other entity) if by reason of any contract, understanding, relationship, agreement or other arrangement the Access Person obtains or may obtain there-from a direct or indirect pecuniary interest. A person does not derive a direct or indirect pecuniary interest by virtue of serving as a trustee or executor unless he or a member of his immediate family has a vested interest in the income or corpus of the trust or estate.

•	Client. “Client” means any investment advisory client of the Adviser, including a Fund.

•	Control. “Control” means the power to exercise a controlling influence over the management and policies of a company, unless such power is solely the result of an official position with such company. Any person who beneficially owns, either directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed to control such company.

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Covered Security. “Covered Security” means any Security, except such term shall not include shares of registered open-end investment companies, shares issued by money market funds, direct obligations of the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper or, high quality short-term debt instruments, including repurchase agreements.

“High quality short-term debt” includes any debt that is rated, or issuer of debt that is rated, investment grade or better (BBB or better) by a nationally recognized rating agency with a maturity of one year or less.

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Federal Securities Laws. “Federal Securities Laws” means the Securities Act of 1933 (the “1933 Act”), Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 (the “1940 Act”), the Investment Advisers Act of 1940 (the “Adviser’s Act”), Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (the “SEC”) under any of these statutes, the Bank Secrecy Act, and any rules adopted by the SEC or the Department of the Treasury.

•	Fund. “Fund” means each of the registered investment companies for which ZCM serves as a sub-adviser.

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Initial Public Offering. “Initial Public Offering” means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

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Portfolio Managers. Persons who make decisions as to the purchase or sale of portfolio Securities on behalf of Clients. The names of Portfolio Managers are shown on Appendix A, which may be amended from time to time.

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Private Placement. “Private Placement” means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) thereto or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

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Security. “Security” has the same meaning as in Section 2(a)(36) of the 1940 Act, specifically: any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

B. STANDARDS OF CONDUCT.

The following general fiduciary principles shall govern the conduct and personal investment activities of all Access Persons. Each Access Person shall act with integrity, competence and dignity, shall adhere to the highest ethical standards and shall:

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Recognize that the Adviser has a fiduciary duty to its Clients, which involves a duty at all times to deal fairly with, act in the best interests of, use reasonable care and independent professional judgment for, and to make full and fair disclosure of all material facts to Clients;

•	At all times, place the interests of Clients before his or her personal interests;

•	Comply with the applicable Federal Securities Laws;

•	Conduct all personal Securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or any abuse of position of trust and responsibility;

•	Not take any inappropriate advantage of his position with or on behalf of its Clients; and

•	Report promptly any violations of this Code to the Compliance Department.

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Access Persons may not give or receive any gift or anything else exceeding $100 in value within any calendar year from any person, entity or person affiliated with an entity that does business with or on behalf of the Adviser. However, this limitation does not generally apply to certain business entertainment activities such as occasional meals, tickets to sporting events or theater productions or comparable event so long as it is neither frequently received nor carries an excessively large monetary value. All gifts should be disclosed on the Gift Disclosure Form, attached as Appendix I. Access Persons are prohibited from soliciting gifts, business entertainment activities or anything else from any person, entity or person affiliated with an entity that does business with or on behalf of the Adviser.

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Access Persons shall not serve on a board of directors of a publicly traded company, absent prior written authorization by the President of the Adviser. If board service is authorized, such Access Person shall be isolated from the investment making decisions of Clients with respect to the company of which he is a director.

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Access Persons shall immediately report to the Compliance Department any factors of which the Access Person is aware that would be relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between the Access Person’s transactions and Securities those of a Client or Fund.

Access Persons should follow not only the letter of this Code, but also its spirit and their conduct and transactions will be reviewed for this purpose.

C. PERSONAL INVESTING POLICY.

Advisory Persons must pre-clear certain purchases and sales of securities with the Compliance Department as described below. (This list is NOT intended to be all-inclusive. If there is a security type not listed here and you have a question, please call Compliance.)

Security Type	Pre-Clearance Required
Equity Transactions (1)	Yes
Fixed Income Transactions (2)	Yes
Closed-End Mutual Funds	Yes
Securities offered as part of an initial public offering (“IPO”)	Yes
Securities offered as private placements/limited offerings (3)	Yes
Exercise of puts and calls purchased by Advisory Persons (1)	Yes
Writing of puts and calls by Advisory Persons	Yes
Non-Index Futures (4)	Yes
ZCO Stock	No
HighMark Funds	No
Open-end Non-HighMark Mutual Funds	No
Exchange Traded Funds (5)	No
U.S. Treasury/Agencies	No
Short-Term Instruments or Cash Equivalents	No
Employee 401(k) Automatic Purchases (6)	No
Index Futures (5)	No

(1)	If equity transaction exceeds 1,000 shares AND $20,000. Includes purchase of options. This does NOT apply to IPOs and limited offerings.

(2)	No pre-clearance for fixed-income securities if the par value is 100,000 or less.
(3)	Purchase is prohibited if private placement is issued by Client.
(4)	If the non-index futures transaction exceeds the de minimis (1,000 shares/par and $20,000) in notional shares or value of the security/commodity underlying the contract.
(5)	If based on a broad-based securities index.
(6)	Requires only reporting changes in investment options on a quarterly basis.

Once a pre-clearance request is approved, the Advisory Person has three business days from the date and time of the approval to trade in that security. For limit orders and market orders placed by Advisory Persons, this means that the order must be placed and filled within such three-business-day period.

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Equity Transactions. Advisory Persons must pre-clear all securities transactions that exceed 1,000 shares AND $20,000. Trades done in the same security must be aggregated over a five (5) business day period. (Example: Assuming the aggregate transaction will exceed $20,000, if Advisory Person buys 500 shares of ABC stock on Monday, he or she does not have to pre-clear on Monday. If the same Advisory Person then buys another 500 shares of ABC on Wednesday, no pre-clearance is necessary; however, if he or she buys an additional 75 shares on Thursday of the same week, he/she must pre-clear on Thursday, as the aggregate purchase of ABC stock exceeds 1,000 shares within a five-day period. Advisory Person must also report the aggregate shares. For quarterly reporting purposes, Advisory Person must report all three transactions.)

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Fixed Income Transactions. Advisory Persons must pre-clear all securities transactions that exceed $100,000 in par value. The five (5) business-day rule described above also applies to transactions in fixed-income securities.

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Private Placements. Before directly or indirectly acquiring beneficial ownership in any Securities in a Private Placement, each Access Person shall obtain express prior written approval from the Compliance Department. Consideration will include, among other factors, an assessment of whether the investment opportunity should be reserved for the HighMark Funds or any other Clients, and whether such opportunity is being offered to such Access Person by virtue of his position with the Adviser.

If the Adviser, on behalf of a Fund, decides to purchase Securities of an issuer, the shares of which have been previously obtained for personal investment by an Access Person in a Private Placement, that decision shall be subject to an independent review by ZCM’s President and Chief Compliance Officer provided they do not have a personal interest in the issuer.

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Black Out Periods. An Advisory Person cannot purchase or sell, directly or indirectly, any Security in which the person has or, by reason of such transaction, will acquire any beneficial ownership at any time, within three (3) business days before or after the time that the same (or a related) security is being considered for purchase or sale; or is being purchased or sold by a Fund or any Client account.

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Short Term Trading. Short-term trading by Access Persons in accounts they have any beneficial ownership in shall be looked upon with disfavor. Short-term trading is defined as sales and purchases (or purchases and sales) of the same or equivalent Covered Securities within 60 calendar days. Purchases pursuant to an Automatic Investment Plan, including purchases through contributions to the Adviser’s 401(k) plan, and purchases of shares of common stock of The Ziegler Companies, Inc. through the payroll deduction plan need not be reported.

Due to the nature of the trading of certain Covered Securities, the following investment products are exempt from the short-term trading restriction of the firm’s Code of Ethics: Non-Index Futures, Index Futures, Exchange Traded Funds or Options on Futures.

D. EXEMPT TRANSACTIONS.

In addition to the types of transactions described above, certain transactions are exempt from pre-clearance and reporting, as follows:

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Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control, or in any account of the Access Person which is managed on a discretionary basis by a person other than the Access Person and, with respect to which the Access Person does not in fact influence or control purchase or sale transactions;

•	Purchases or sales that are non-volitional on the part of the Access Person, including mergers, recapitalizations or similar transaction;

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Purchases that are part of an issuer’s automatic dividend reinvestment plan or part of an Automatic Investment Plan, including without limitation purchases of shares of stock of The Ziegler Companies, Inc. pursuant to a payroll deduction plan;

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Purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

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Purchases or sales by Access Persons in equity Securities that (a) are of a company whose market capitalization is at least $2 billion; and (b) which trades do not constitute more than 2% of the average daily trading volume in such Security over the preceding three months.

E. REPORTING REQUIREMENTS.

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Initial Holdings Report. Every Access Person shall complete, sign and submit to the Compliance Department an Initial Holdings Report no later than 10 days after becoming an Access Person. The Initial Holdings Report is attached hereto as Appendix E.

The information contained in the Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

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Quarterly Transaction Reports. Every Access Person shall complete, sign and submit a Quarterly Transaction Report to the Compliance Department (attached as Appendix C) which discloses information about any Covered Security transactions in which the Access Person has made during the calendar quarter, whether they are required to seek pre-clearance or not. Securities transactions executed in accounts which the Access Person has no direct or indirect influence or control (i.e. managed accounts) are not required to be reported. The Quarterly Transaction Report shall be submitted within 30 days of each calendar quarter, whether or not the Access Person opened any account or engaged in any Covered Security during the quarter.

In lieu of the report provided as Appendix C, the Access Person may provide copies of monthly or quarterly brokerage statements reflecting equivalent information, provided the Access Person dates and signs each such statement.

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Annual Holdings Reports. Every Access Person shall complete, sign and submit to the Compliance Department an Annual Holdings Report no later than 30 days following the end of the calendar year (attached hereto as Appendix F). The information contained in the Annual Holdings Report must be current as of a date no more than 45 days before the report is submitted.

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Notice of Account Openings. Each Access shall complete, sign and submit to the Compliance Department a Notice of Account Opening (attached as Appendix G) prior to opening a Securities account for the direct or indirect benefit of such Access Person.

•	Confirmations. All Access Persons shall direct their brokers to supply to the Compliance Department duplicate copies of confirmations for all Covered Securities transactions.

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Notification of Reporting Obligation. All Access Persons shall be informed of such duty by the Compliance Department and shall be provided with a copy of this Code. Once informed of the duty to file a Quarterly Report and Initial and Annual Holdings Report, an Access Person has a continuing obligation to file such report, in a timely manner, whether or not the Access Person had any new information to report for the period.

F. ENFORCEMENT OF THE CODE.

The Compliance Department shall review all reports made pursuant to this Code as well as materials relating to personal transactions in Covered Securities by Access Persons. The Compliance Department shall institute any procedures necessary to monitor the adequacy of such reports and to otherwise prevent or detect violations of this Code. Upon discovery of a violation of this Code, such violation shall be reported to management of the Adviser.

Violations of this Code may result in the imposition of sanctions or the taking of such steps as the Adviser may deem appropriate, including, but not limited to, unwinding the transaction or disgorgement of any profit from the transaction, a letter of censure, reduction in salary, and suspension or termination of employment. No officer of the Adviser shall participate in a determination of whether he/she has committed a violation of this Code or of the imposition of any sanction against himself/herself.

In addition, the Adviser may report any violations to the appropriate regulatory authority, including the Securities and Exchange Commission.

G. RECORD RETENTION.

The Adviser shall maintain records in the manner and to the extent set forth below:

•	Retention of Copy of the Code. A copy of this Code, and any versions that were in effect within the past five years shall be preserved in an easily accessible place;

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Record of Violations. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in any easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

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Copy of Forms and Reports. A copy of every form referenced herein prepared and filed by an Access Person shall be preserved for a period of not less than five years from the end of the fiscal year in which such report is made, the first two years in an easily accessible place;

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Written Acknowledgements. A record of all written acknowledgments of receipt of this Code from each person who is, or within the past five years was, an Access Person or Supervised Person shall be preserved in an early accessible place;

•	List of Access Persons. A list of all persons who are, or within the past five years of business were, Access Persons shall be maintained in an easily accessible place;

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Record of Approvals. A record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities in a Private Placement, and any other purchases or sales of Covered Securities by Access Persons shall be maintained in an easily accessible place for at least five years following the end of the fiscal year in which the approval is granted; and

•	Location of Records. All such records and/or documents required to be maintained pursuant to this Code shall be kept at ZCM’s offices.

H. AMENDMENTS TO THE CODE.

Any material amendments to the Code subsequent to its initial approval must be approved by a Funds’ board within six months of the amendment. Amendments to the Code shall be deemed to be effective 30 calendar days after revision date.

APPENDIX A

ACCESS PERSONS AND PORTFOLIO MANAGERS

Access Persons

Scott Roberts	LaShaun Woodley
Donald Nesbitt	Linda Matza
Paula Horn	Matt O’Neil
Richard Scargill	Craig Vanucci
Mikhail Alkhazov	Garrett Glawe
Michael Sanders	Elizabeth Watkins
Eric Zenner	Zachary Shannon
Mark Burka	Mary Hansen
Walker Anglin	James Bushman
Elitsa Slaneva	Ed Griffin
John Brinckerhoff	Kathleen Nelson
Awilda Gonzalez Rodriguez	John Giampatroni
Alexander Farmer	Suhail Rizvi
Tom Paprocki	Kevin Lynch
Viqar Shariff	Kevin Carlson

Portfolio Managers

Donald Nesbitt	Michael Sanders
Paula Horn	Eric Zenner
Richard Scargill	Mark Burka
Mikhail Alkhazov

APPENDIX B

PRE-CLEARANCE REQUEST FORM ATTACHED SEPARATELY

APPENDIX C

QUARTERLY TRANSACTIONS REPORT

Name:                                                                                                               Report for Quarter Ended:

This Quarterly Transaction Report must be filed within 30 days after the end of each calendar quarter by all Access Persons of the Adviser. This report should list all accounts opened during the quarter in which Securities are held for the direct or indirect benefit of the Access Person and should also list all transactions in Covered Securities during the report period, regardless of the size of such transaction.1

1.	Did you open any accounts in which Securities are held for your direct or indirect benefit during the above quarter?

Yes  ☐             No  ☐

2.	Did you have any reportable transactions in Covered Securities during the above quarter?

Yes  ☐             No  ☐

3.	Have you arranged to have copies of confirmation provided to the Compliance Department for any reportable transactions in Covered Securities during the past quarter?

Yes  ☐             No  ☐

If you answered “Yes” to questions number one and two above and have not provided confirmation to the Compliance Department, please attach copies of confirmation to this report. If confirmations are already being provided to the Compliance Department, a summary statement of all the transactions in Covered Securities placed during the past quarter should be attached to this report.

To the best of my knowledge and belief, the answers set out in this Report are true and correct.

Date Submitted	Signature

The undersigned,                             , in my capacity as Compliance Officer in the Compliance Department, hereby certify receipt of this Quarterly Holdings Report on the      day of                     , 20    .

Compliance Officer

[1]	The terms “Access Person,” “Covered Security,” and “Security” are defined in the Code of Ethics.

APPENDIX D

ANNUAL CERTIFICATION

I hereby certify that I (i) have read and understand the Ziegler Capital Management, LLC Code of Ethics; (ii) recognize that I am subject to the Code of Ethics; (iii) have complied with the requirements of the Code of Ethics over the past year, and (iv) have disclosed all information, over the past year, required to disclosed by the Code of Ethics.

Signed:

Name:

Date:

APPENDIX E

INITIAL HOLDINGS REPORT

Name:                                                                                                           Date of Report:

This Initial Securities Holdings Report must be filed by all Access Persons of Ziegler Capital Management, LLC (the “Adviser”) no later than 10 days after such individual becomes an Access Person.

If you are an Access Person, you should include in this Report: (1) the title, number of shares, and principal amount of all Covered Securities in which you have a direct or indirect beneficial interest, and (2) the name of all brokers, dealers or banks with whom you maintain an account in which any securities were held for your direct or indirect benefit.1 You should include all accounts in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts) and all non-client accounts that you manage or with respect to which you give investment or voting advice.

Copies of confirmations or statements may be attached to this signed report.

To the best of my knowledge and belief, the answers set out in this Report are true and correct.

Date Submitted	Signature

The undersigned,                                 , in my capacity as the Compliance Officer in the Compliance Department, hereby certify receipt of this Initial Holdings Report on the      day of                     , 20    .

Compliance Officer

[1]	The terms “Access Person,” “Covered Security,” are defined in the Code of Ethics.

APPENDIX F

ANNUAL HOLDINGS REPORT

Name:                                                                                                           Date of Report:

This Annual Securities Holdings Report must be filed by all Access Persons of Ziegler Capital Management, LLC (the “Adviser”) within 30 days of the end of the calendar year. Information contained in this report must be current as of a date no more than 45 days before the report is submitted.

If you are an Access Person, you should include in this Report: (1) the title, number of shares, and principal amount of all Covered Securities in which you have a direct or indirect beneficial interest, and (2) the name of all brokers, dealers or banks with whom you maintain an account in which any securities were held for your direct or indirect benefit.2 You should include all accounts in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts) and all non-client accounts that you manage or with respect to which you give investment or voting advice.

Copies of confirmations or statements may be attached this signed report.

To the best of my knowledge and belief, the answers set out in this Report are true and correct.

Date Submitted	Signature

The undersigned,                             , in my capacity as the Compliance Officer in the Compliance Department, hereby certify receipt of this Annual Holdings Report on the      day of                     , 20    .

Compliance Officer

[2]	The terms “Access Person”, “Covered Security”, and “Fund Share” are defined in the Code of Ethics.

APPENDIX G

NOTICE OF ACCOUNT OPENING

Name:	Date of Report:

This Notice of Account Opening must be filed by all Access Persons of Ziegler Capital Management, LLC (the “Adviser”), prior to the opening of any account in which securities will be held for the direct or indirect benefit of such Access Person.

For each account in which any securities are to be held for your direct or indirect benefit, please list the name, address and contact person of the broker, dealer, or bank with whom the account will be established and the date such account is to be opened.

Name	Address	Contact Person Date Account Opened

To the best of my knowledge and belief, the answers set out in this Notice are true and correct.

Date Submitted	Signature

The undersigned,                             , in my capacity as the Compliance Officer in the Compliance Department, hereby certify receipt of this Notice of Account Opening on the     day of             , 20    .

Compliance Officer

APPENDIX H

ACKNOWLEDGEMENT OF RECEIPT

OF

CODE OF ETHICS

I hereby acknowledge receipt of the Code of Ethics of Ziegler Capital Management, LLC dated November 8, 2010, including all amendments (if any) thereto.

Dated:

Signed:

Name:

APPENDIX I

GIFT DISCLOSURE FORM

Each Access Person of Ziegler Capital Management, LLC should disclose gifts exceeding $100, on this form.

Name:
Entity:
Date:

Describe the nature of gift given by or provided to you. If applicable, gifts likely exceeding $100 for which the value is unknown may be reasonably estimated.

After this Form is completed, provide this Form to your supervisor for review and sign-off. Return all completed Forms to the Compliance Department.

Signature

Supervisor

Compliance Officer

APPENDIX J

SANCTIONS GUIDELINES FOR VIOLATIONS OF CODE OF ETHICS

Effective: 12/1/2006

Revised: 3/3/2010

Access Persons are responsible for complying with the restrictions set forth in this Code of Ethics (the “Code”). Reoccurring violations of the Code may result in additional corrective measures beyond those normally taken by the Chief Compliance Officer (the “CCO”). The table below associates specific penalties with certain Code violations. However, extenuating circumstances may result in modifications to the indicated penalties. To address ongoing Code compliance issues, this table may be updated from time to time. The CCO reserves the right to make these determinations. All violations and related actions will be reported to the President of the Adviser. Code penalties include but are not limited to the following:

CODE VIOLATION	PENALTY

Insider trading	Termination upon review of facts and circumstances

Failure to pre-clear personal security transactions within a rolling 15-month period

1st violation – $100 fine donated to United Way and a formal, written warning

2nd violation – $250 fine donated to United Way and the associate is required to transfer their brokerage account to Ziegler so trading restrictions may be put in place

3rd violation – $500 fine donated to United Way

4th violation – $1,000 fine donated to United Way

Note: additional consecutive violations outside this timeframe may result in actions up to and including termination.

Failure to adhere to personal security transaction blackout period limitations, or other temporary blackout periods established by management.

1st violation – written warning

2nd violation – $250 fine donated to United Way

3rd violation – $500 fine donated to United Way

4th violation – $1,000 fine donated to United Way

Note: additional violations may result in actions up to and including termination.

Failure to complete quarterly transaction reporting within 30 days. Note: Required reports are time stamped when received.

1st violation – written warning

2nd violation – $50 fine donated to United Way

3rd violation – $100 fine donated to United Way

4th violation – $200 fine donated to United Way

Note: additional violations may result in actions up to and including termination.

Failure to report opening a new account for securities transactions

1st violation – written warning

2nd violation – $100 fine donated to United Way

3rd violation – $200 fine donated to United Way

4th violation – $500 fine donated to United Way

Note: additional violations may result in actions up to and including termination.

Failure to report required gift transactions (Business Entertainment Disclosure)

1st violation – written warning

2nd violation – $50 fine donated to United Way

3rd violation – $100 fine donated to United Way

4th violation – $200 fine donated to United Way

Note: additional violations may result in actions up to and including termination.